                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                   COMMISSION ONLY (AS PERMITTED
[X]  Definitive Proxy Statement                    BY RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                            SEI Investments Company
--------------------------------------------------------------------------------

               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[_]      Fee paid previously with preliminary materials.

[_]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                   SEI INVESTMENTS NOTICE OF ANNUAL MEETING

                    OF SHAREHOLDERS TO BE HELD MAY 29, 2001

                    The Annual Meeting of Shareholders of SEI Investments Company (the "Company"), a Pennsylvania business corporation, will be held at 10:00 a.m., local time, Tuesday, May 29, 2001, at One Freedom Valley Drive, Oaks, PA 19456-1100 for the following purposes:

                    1. To elect two directors for a term expiring at the 2004 Annual Meeting;

                    2. To ratify the selection of Arthur Andersen LLP as the Company's auditors for 2001; and

                    3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

                    Only shareholders of record at the close of business on April 12, 2001 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

                    By order of the Board of Directors,

                    William M. Doran
                    Secretary
                    April 12, 2001

                    Your vote is important. Accordingly, you are asked to complete, sign, and return the accompanying proxy card in the envelope provided, which requires no postage if mailed in the United States.

                    SEI Investments Company
                    Oaks, PA 19456-1100

                    Notice of Annual Meeting of Shareholders
                    To be Held May 29, 2000


The Annual Meeting of Shareholders of SEI Investments Company ("the Company"), a Pennsylvania business corporation, will be held at 10:00 am, EST, Tuesday, May 29, 2001, at 1 Freedom Valley Drive, Oaks, PA 19456-1100 for the following purposes:

1. To elect two directors for a term expiring at the 2004 Annual Meeting;

2. To ratify the selection of Arthur Andersen LLP as the Company's auditors for 2001; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

By order of the Board of Directors,


WILLIAM M. DORAN

SECRETARY, APRIL 12, 2001

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                    SEI Investments Company
                    Oaks, PA 19456-1100

                    Proxy Statement

                    2001 Annual Meeting of Shareholders

                    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEI Investments Company (the "Company") of proxies for use at the 2001 Annual Meeting of Shareholders of the Company to be held on May 29, 2001 (the "2001 Annual Meeting") and at any adjournments thereof. Action will be taken at the meeting upon the election of two directors, ratification of the selection of Arthur Andersen LLP as the Company's auditors for 2001, and such other business as may properly come before the meeting and any adjournments thereof. This Proxy Statement, the accompanying proxy card, and the Company's Annual Report for 2000 will first be sent to the Company's shareholders on or about April 23, 2001.

                    Voting at the Meeting

                    Only the holders of the Company's Common Stock, par value $.01 per share ("Shares"), of record at the close of business on April 12, 2001 are entitled to vote at the 2001 Annual Meeting. On that date there were 108,560,678 Shares outstanding and entitled to be voted at the meeting. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of the Company. See "Ownership of Shares" for information regarding the ownership of Shares by directors, nominees, officers, and certain shareholders of the Company.

                    The Shares represented by each properly executed proxy card will be voted in the manner specified by the shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the election to the Board of Directors of the nominees listed herein, and FOR ratification of the selection of Arthur Andersen LLP as the Company's auditors for 2001. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

                    Execution of the accompanying proxy card will not affect a shareholder's right to attend the 2001 Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted. Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker, or other record owner) records the fact of abstention or fails to vote (including broker non-votes) either in person or by proxy, such action is not considered a vote cast and will have no effect on the election of directors or the ratification of the selection of Arthur Andersen LLP, but will be considered present for purposes of determining a quorum.

(Proposal No. 1)    Election of Directors

                    The Board of Directors of the Company currently consists of seven members and is divided into three classes, one class comprising three directors, and two classes comprising two directors each. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation, or removal. Subject to shareholder approval at this meeting, two directors will be elected for the current class. This class will be elected at the 2001 Annual Meeting by a plurality of votes cast at the meeting.

                    Messrs. West and Doran, each of whom are current members of the Board of Directors, have been nominated by the Board of Directors for election as directors at the 2001 Annual Meeting. Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary. The nominees have consented to be named and to serve if elected. The Company does not know of anything that would preclude the nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as the Board of Directors may recommend or the number of directors to be elected at the 2001 Annual Meeting will be reduced accordingly.

                    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. WEST AND DORAN AS DIRECTORS AT THE 2001 ANNUAL MEETING.

                    Set forth below is certain information concerning Messrs. West and Doran and each of the five other current directors whose terms continue after the 2001 Annual Meeting.

                    Nominees for election at the 2001 Annual Meeting:

                    Alfred P. West, Jr., 58, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in 1968. From June 1979 until August 1990, Mr. West also served as the Company's President. He is a member of the Compensation Committee of the Board of Directors.

                    William M. Doran, 60, has been a director since March 1985 and is a member of the Compensation Committee of the Board of Directors. Mr. Doran is Secretary of the Company and since October 1976 has been a partner in the law firm of Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Mr. Doran is a trustee of SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Index Funds, SEI Institutional International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, SEI Insurance Products Trust, The Arbor Fund, The Advisors' Inner Circle Fund, the MDL Funds and The Expedition Funds, each of which is an investment company for which the Company's subsidiaries act as advisor, administrator and/or distributor.

                    Directors continuing in office with terms expiring in 2002:

                    Henry H. Porter, Jr., 66, has been a director since September 1981 and is a member of the Audit, Compensation and Stock Option Committees of the Board of Directors. Since June 1980, Mr. Porter has been a private investor and financial consultant. Mr. Porter is a member of the board of directors of Caldwell & Orkin Funds, Inc., which is a registered mutual fund company.

                    Kathryn M. McCarthy, 52, has been a director since October 1998. Since that time, Ms. McCarthy also has been a member of the Audit Committee of the Board of Directors. Since February 2000, Ms. McCarthy has been the Director of Client Advisory Services with Rockfeller & Company, Inc. She also is a Director of the Rockefeller Trust Company. From November 1996 to June 1999, Ms. McCarthy was President of MARUJUPU, LLC, a family office and an investment management and estate planning company; from June 1999 to June 2000, Ms. McCarthy has been a consultant to MARUJUPU, LLC. From June 1992 until October 1996, Ms. McCarthy was a senior financial counselor/portfolio manager with Rockefeller & Company, Inc. Together with her husband, who is the president of Clifford Asset Management ("CAM"), a registered investment advisor that utilizes investment products and services of the Company for the benefit of CAM's clients, Ms. McCarthy beneficially owns a majority equity interest in the holding company that owns CAM. In 2000, CAM received approximately $575,000 in revenue from investments by CAM's clients in mutual funds and/or other investment products of the Company. In addition, CAM received approximately
                    $7,500 in marketing support from the Company, as well as certain ancillary support services of the type provided to other investment adviser clients of the Company.

                    Directors continuing in office with terms expiring in 2003:

                    Henry H. Greer, 63, has been a director since November 1979. Mr. Greer served as the Company's President and Chief Operating Officer from August 1990 until March 1999, and as the Company's Chief Financial Officer from September 1996 until March 1999. From May 1989 until August 1990, Mr. Greer served as President of the Company's Benefit Services Division under a consulting arrangement. For the eleven-year period prior to August 1990, Mr. Greer was President of the Trident Capital Group, a venture capital firm. Mr. Greer is a member of the board of directors of Omega Healthcare Investors, Inc., a publicly traded real estate investment trust, and Astea International Inc, a publicly traded technology company.

                    Richard B. Lieb, 53, has been an Executive Vice President of the Company since October 1990 and a director since 1994. Mr. Lieb has been President of the Company's Investment Systems and Services Unit since 1995. Mr. Lieb was President and Chief Executive Officer of the Company's Insurance Asset Services Division from March 1989 until October 1990. From 1986 to 1989, Mr. Lieb served in various executive positions with the Company. Mr. Lieb is a member of the board of directors of Finisar Corporation and OAO Technology Solutions, Inc., each of which is a publicly traded technology company.

                    Carmen V. Romeo, 57, has been an Executive Vice President of the Company since December 1985 and a director since June 1979. Mr. Romeo is President of the Company's Investment Advisory Group. Mr. Romeo was Treasurer and Chief Financial Officer of the Company from June 1979 until September 1996.

Board and Committee
Meetings The Board of Directors of the Company held four meetings in 2000. During the year, each director attended at least seventy five percent of the meetings of the Board of Directors and of the committees on which he or she served. Standing committees of the Board of Directors of the Company are the Compensation Committee, the Stock Option Committee and the Audit Committee.

                    During 2000, the Compensation Committee met four times. The principal function of the Compensation Committee is to administer the Company's compensation programs, including certain stock plans and bonus and incentive plans. The Compensation Committee also reviews with management and approves the salaries of senior corporate officers and employment agreements between the Company and senior corporate officers. The members of the Compensation Committee are Messrs. West, Doran and Porter.

                    During 2000, the Stock Option Committee met four times. The principal function of the Stock Option Committee is to administer the Company's stock option plan. The members of the Stock Option Committee are Mr. Porter and Ms. McCarthy.

                    During 2000, the Audit Committee met four times. The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of the Company's financial reporting process and systems of internal financial controls; monitor the independence and performance of the Company's independent auditors and internal auditing activities; and provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors. The Audit Committee has two members, Mr. Porter and Ms. McCarthy, each of whom is independent.

                    The Board of Directors does not have a Nominating Committee. The Board will consider nominees for election to the Board of Directors recommended by the Company's shareholders. All such recommendations should be submitted in writing to the Board of Directors at the Company's principal office.

                    Ownership of Shares

                    The following table contains information as of March 1, 2001 (except as noted) relating to the beneficial ownership of Shares by each of the members of the Board of Directors, the Chief Executive Officer and each of the four most highly compensated executive officers of the Company, by members of the Board of Directors and all of the Company's executive officers as a group, and by the holders of 5% or more of the total Shares outstanding. All amounts shown in the following table reflect the Company's February 28, 2001 two-for-one stock split. As of March 1, 2001, there were 108,776,494 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of the Company. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed.

Name of Individual                                                                 Number of          Percent of
or Identity of Group                                                              Shares Owned        Class (1)
----------------------------------------------------------------------------------------------------------------------
Alfred P. West, Jr. (2).....................................................      25,308,730             23.2%
William M. Doran (3)(4).....................................................       6,345,802              5.8%
Carmen V. Romeo (3)(5)......................................................       2,675,914              2.5%
Richard B. Lieb(3)..........................................................       1,369,200              1.3%
Edward D. Loughlin(3).......................................................         938,078                *
Henry H. Greer (3)(6).......................................................         767,042                *
Dennis J. McGonigle(3)......................................................         647,550                *
Henry H. Porter, Jr. (3)....................................................         420,000                *
Kathryn M. McCarthy (3).....................................................          36,600                *
All executive officers and directors as a group (20 persons)(7).............      41,262,908             36.3%
Thomas W. Smith (8).........................................................      11,468,414             10.5%
Thomas N. Tryforos (8)......................................................       8,618,366              7.9%
----------------------------------------------------------------------------------------------------------------------

*    Less than one percent.

                    (1) Applicable percentage of ownership is based on 108,776,494 shares of Common Stock outstanding on March 1, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 1, 2001 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each Shareholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such Shareholder.

                    (2) Includes an aggregate of 24,000 Shares held by Mr. West's wife and 4,998,714 Shares held in trusts for the benefit of Mr. West's children, of which Mr. West's wife is a trustee or co-trustee. Also includes 144,000 Shares that may be acquired upon exercise of stock options exercisable within 60 days of March 1, 2001 held in a trust of which Mr. West is a trustee. Mr. West disclaims beneficial ownership of the Shares held in these trusts. Also includes 4,537,500 Shares held by APWest Associates, L.P., a Delaware limited partnership of which Mr. West is the sole general partner. Also includes 3,481,288 Shares held in a trust of which Mr. West is a trustee. Mr. West's address is c/o SEI Investments Company, Oaks, PA 19456-1100.

                    (3) Includes, with respect to Mssrs. Doran, Romeo, Lieb, Loughlin, Greer, McGonigle and Porter and Ms. McCarthy, 36,000, 594,000, 582,000, 888,000, 12,000, 552,000,
                         180,000 and 36,000 Shares, respectively, that may be acquired upon exercise of stock options exercisable within 60 days of March 1, 2001.

                    (4) Includes an aggregate of 4,194,000 Shares held in trust for the benefit of Mr. West's children, of which Mr. Doran is a co-trustee and, accordingly, shares voting and investment power and an aggregate of 1,543,494 Shares held in trusts for the benefit of Andrew West, Mr. West's son. Mr. Doran disclaims beneficial ownership of the Shares held in each of these trusts. Also includes 120,000 shares in a trust of which Mr. Doran is a trustee and 4,000 shares in a family foundation of which Mr. Doran is a director.

                    (5) Includes an aggregate of 33,200 Shares held in custodianship for the benefit of Mr. Romeo's minor children, of which Mr. Romeo's brother is a custodian. Mr. Romeo disclaims beneficial ownership of the Shares held in custodianship.

                    (6) Includes an aggregate of 36,000 Shares held by Mr. Greer's wife. Mr. Greer disclaims beneficial ownership of these 36,000 Shares.

                    (7) Includes 4,760,600 Shares that may be acquired upon the exercise of stock options exercisable within 60 days of March 1, 2001.

                    (8) Information is as of December 31, 2000 and is based on a Form 13G/A filed with the Securities and Exchange Commission by Mssrs. Smith and Tryforos on February 14, 2001, as adjusted to reflect the Company's February 28, 2001 two-for-one stock split. Messrs. Smith and Tryforos share voting and investment power with respect to 8,614,014 Shares in their capacities as general partners to private investment limited partnerships and trustees of a profit sharing trust. Messrs. Smith and Tryforos have sole voting and investment power with respect to 2,854,000 and 4,352 Shares, respectively. The address of Messrs. Smith and Tryforos is 323 Railroad Avenue, Greenwich, CT 06830.

                    Executive Compensation

                    The Summary Compensation Table set forth below includes individual compensation information on the Company's Chief Executive Officer and the Company's four other most highly paid executive officers for services rendered in all capacities for the years ended December 31, 2000, 1999 and 1998.

                           Summary Compensation Table

                                                                            Long-Term
                                                                           Compensation
                                                    Annual Compensation       Awards
                                             -----------------------------------------------
                                                                            Securities          All Other
                                     Fisal      Salary        Bonus         Underlying        Compensation
Name & Principal Position            Year       ($) (1)       ($) (2)     Options/SAR's (3)     ($) (4)
------------------------------------------------------------------------------------------------------------
Alfred P. West, Jr...............    2000        $310,000      $520,000        --0--           $3,840
  Chairman of the Board and          1999        $300,000      $524,784        --0--           $3,840
  Chief Executive Officer            1998        $310,000      $450,000        --0--           $3,840

Richard B. Lieb..................    2000        $260,000      $500,000        15,000          $3,840
  Director and Executive             1999        $270,000      $477,224        15,000          $3,840
  Vice President                     1998        $260,000      $315,000        48,000          $3,840

Carmen V. Romeo..................    2000        $250,000      $480,000        15,000          $3,840
  Director and Executive             1999        $259,615      $463,710        15,000          $3,840
  Vice President                     1998        $250,000      $400,000        93,000          $3,840

Edward D. Loughlin...............    2000        $250,000      $450,000        15,000          $3,840
  Executive Vice President           1999        $259,615      $366,850        15,000          $3,840
                                     1998        $250,000      $275,000        36,000          $3,840

Dennis J. McGonigle..............    2000        $200,000      $300,000        20,000          $3,840
   Executive Vice President          1999        $207,692      $281,880        30,000          $3,840
                                     1998        $200,000      $250,000        60,000          $3,840
------------------------------------------------------------------------------------------------------------

(1) Compensation deferred at the election of the executive, pursuant to the Company's Capital Accumulation Plan ("CAP"), is included in the year earned.
(2) Cash bonuses for services rendered during 2000, 1999 and 1998 have been listed in the year earned, but were actually paid in the following fiscal year.
(3) Securities awards have been adjusted to reflect the Company's February 28, 2001, two-for-one stock split.
(4)  The stated amounts are Company matching contributions to the CAP.

                         The Company has an employment agreement with Mr. West
                    (which renews annually in May) pursuant to which he is entitled to a certain minimum base salary, a bonus based on the performance of the Company, and certain retirement benefits. The Company also has an employment agreement with Mr. Lieb. Mr. Lieb's employment agreement is for a one-year term and renews annually in July of each year unless terminated prior thereto by either Mr. Lieb or the Company. In the event that the Company terminates his employment agreement without cause, Mr. Lieb is entitled to one year's severance pay. Mr. Lieb's employment agreement provides for a certain minimum base salary and participation in management bonus programs. Mr. Lieb received a base salary of $260,000 in 2000.

                         The Securities and Exchange Commission's proxy rules
                    also require disclosure of the range of potential realizable values from stock options granted during the fiscal year ended December 31, 2000, at assumed rates of stock price appreciation through the expiration date of the options, and the value realized from the exercise of options during the fiscal year ended December 31, 2000. The amounts in the tables shown below have been adjusted to reflect the Company's February 28, 2001, two-for-one stock split.

                        Option Grants in Last Fiscal Year

                                             Individual Grants
                      -----------------------------------------------------------------------------
                          Number of
                          Securities     % of Total
                          Underlying    Options/SAR's      Exercise or
                        Options/SAR's    Granted to         Base Price                 Grant Date
                           Granted      Employees in         per Share    Expiration     Present
Name                       (#) (1)      Fiscal Year (2)       ($/Sh)        Date      Value ($) (3)
---------------------------------------------------------------------------------------------------
Alfred P. West, Jr....         -0-          0.0%                  N/A         N/A     $        0
Richard B. Lieb.......      15,000          1.0%               $50.00     12/14/10    $  921,750
Carmen V. Romeo.......      15,000          1.0%               $50.00     12/14/10    $  921,750
Edward D. Loughlin....      15,000          1.0%               $50.00     12/14/10    $  921,750
Dennis J. McGonigle...      20,000          1.3%               $50.00     12/14/10    $1,229,000
---------------------------------------------------------------------------------------------------

                    (1) All options granted to the named executive officers were non-qualified options granted on December 14, 2000, at an exercise price equal to the fair market value on such date. The December 14, 2000 options vest fifty percent upon the Company's attainment of diluted earnings per share of $1.75 during a twelve month reporting period and the other fifty percent upon the Company's attainment of diluted earnings per share of $2.50 during a twelve month reporting period or fully vest on the seventh anniversary from the date of grant.
                    (2) Based on total number of options granted to employees in 2000 of 1,483,500.
                    (3) Based on the Black-Scholes stock option pricing model price using the following assumptions:

                                                         December 14, 2000
                                                         -----------------
                         Price.....................            $50.00
                         Risk free rate............            5.130%
                         Beta......................            41.37%
                         Dividend Yield............             0.14%
                         Exercise Date.............            7 years

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
                                    Values

                                                        Number of Securities Underlying      Value of Unexercised, In-the-
                                                          Unexercised Options Held at        Money Options at Fiscal Year
                               Shares         Value          Fiscal Year End (#)                      End ($) (2)
                            Acquired on     Realized   --------------------------------      ------------------------------
Name                        Exercise (#)     ($) (1)      Exercisable   Unexercisable        Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Alfred P. West, Jr......        -0-        $        0             -0-            -0-         $         0     $        0
Richard B. Lieb.........       54,000      $  832,500         513,000        123,000         $27,083,375     $4,865,000
Carmen V. Romeo.........      180,000      $4,859,626         502,500        160,500         $26,181,563     $6,602,187
Edward D. Loughlin......      120,000      $5,253,813         840,000         96,000         $44,378,749     $3,638,000
Dennis J. McGonigle.....       96,000      $4,802,355         477,000        155,000         $24,897,875     $5,875,000
---------------------------------------------------------------------------------------------------------------------------

(1) Represents the difference between the closing price of the Company's Common Stock on the exercise date and the exercise price of the options.

(2) Represents the difference between the closing price of the Company's Common Stock at December 31, 2000 ($56.00) and the exercise price of the options.

Director            Each director who is not an employee of the Company receives
Compensation        $1,800 per meeting attended and an annual retainer of
                    $10,800. The chairman of the Audit Committee receives an additional annual fee of $2,400.

                    In 2000, Messrs. Doran, Greer and Porter and Ms. McCarthy, the Company's non-employee directors, each received options to purchase 2,000 Shares at an exercise price of $100.00 per share under the SEI Investments Company 1998 Equity Compensation Plan. These options have an exercise price equal to the fair market value of the Shares as of the date of grant and a ten-year term. The options become exercisable in two equal installments upon achievement by the Company of certain diluted earnings per share goals; provided that all options fully vest upon the seventh anniversary of the date of the option grant.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORTS OF THE COMPENSATION COMMITTEE AND THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 13 SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Compensation        The Compensation Committee, consisting of two non-employee
Committee Report    directors and Mr. West, the Chairman and Chief Executive
on Executive        Officer and largest shareholder of the Company, approves all
compensation        policies and plans under which is paid Compensation or
                    awarded to management employees. Included in this group are management level employees of all of its business units other than sales employees who are under sales commission compensation plans.

                         The Company's compensation philosophy (which is
                    intended to apply to all members of management, including the Chairman and Chief Executive Officer), as implemented by the Compensation Committee, is to provide a compensation program for management which results in competitive levels of compensation and which emphasizes incentive plans aligned with attaining the Company's annual goals and longer term objectives. The Company believes that this approach enables it to attract, retain and reward highly qualified personnel.

                         The compensation program consists of base salary;
                    bonuses pursuant to incentive plans; and grants of stock options (in addition to benefits afforded all employees such as healthcare insurance and stock purchase and defined contribution plans).

                         In 1997, the Compensation Committee retained an
                    independent compensation consulting firm to review compensation levels for senior management and its overall compensation program. Its review included a comparison of compensation of senior management (approximately 20 senior executives) to the compensation for senior management of comparable companies and interviews with individual members of senior management. As a result of this review the Compensation Committee implemented certain changes in the compensation program to (1) align compensation more closely to long and short term profitability of the Company and other Company financial goals and (2) encourage long term stock ownership by senior management.

                         The discussion below describes the Compensation
                    Committee's compensation process for 2000 and its strategies for compensation in 2001.

                    Base Salaries

                    The Compensation Committee seeks to set base salaries for management employees at levels that are competitive with salaries paid to management with comparable qualifications, experience, and responsibilities at companies of comparable size engaged in the same or similar businesses as the Company. Since 1992, the Committee has minimized base salary increases. The Committee expects to continue to minimize base salary increases with incentive compensation tied to performance objectives becoming a larger portion of overall compensation. Base salaries, however, may be adjusted if an employee is promoted to a higher level management position or is given increased responsibilities.

                    Incentive Bonuses

                    During the first quarter of each year, the Compensation Committee reviews target performance goals which are developed by the Chief Executive Officer and senior management of each business unit of the Company. The Compensation Committee uses these to set threshold and target performance goals for purposes of the incentive compensation plan for the year. Goals are established at the corporate level and also at business unit levels. Bonus pools for achieving targets are established for business units and for senior management (including the Chief Executive Officer). Each individual is then assigned a target compensation award. For 2000, this award was based on two indices, a corporate goal index and a unit goal index. Although sales compensation continues to be based in part on a standard revenue payout, there also is incorporated a corporate goal index and unit goal index in the computation of actual incentive compensation.

                         During December of each year, the Compensation
                    Committee reviews the Company's actual performance as compared to the threshold and target goals and determines the total amount of bonuses for the year and the specific bonus to be paid to the Chief Executive Officer. In addition, the size of the final bonus pools may be adjusted for non-financial achievements, changes in the business units or other organizational changes during the year. The amount of the bonus paid to each member of senior management (other than the Chief Executive Officer) is based upon recommendations from the Chief Executive Officer and reflects, in addition to overall Company performance, the performance of his or her business unit, and any individual achievements during the year as well as internal and client evaluations. The amount of the bonus paid to the Chief Executive Officer of the Company is determined by the non-employee members of the Compensation Committee based upon the Company's achievement of profitability and revenue growth goals and the achievement of strategic organizational goals. In each case, the incentive compensation plan determines the starting point for these bonuses and, in most cases, reflects the amount of bonus ultimately awarded.

                         In December 2000, the Compensation Committee reviewed
                    the performance of the Company for 2000 against the incentive compensation plan targets. The corporate goal was achieved and all but one of the business units substantially achieved their targeted goals. Based on its review of this performance against the plan, the Committee approved payment of incentive compensation for the year in a total amount that was approximately $9.5 million more than the amount paid for 1999. The increase was attributable to the increased number of employees included in the bonus plan, the significant increase in the Company's earnings and the achievement of other corporate and business unit goals in 2000.

                         For 2001, the Compensation Committee again adopted a
                    corporate compensation plan that is based on assigning each employee an individual target compensation award. The actual award is then based on the achievement of (1) the corporate goal and (2) the employee's business unit goals. The Compensation Committee believes that the establishment of individual target awards and objective measurement standards gives employees more predictability as to the incentive compensation to be achieved.

                    Stock Options

                    Prior to 1992, the philosophy of the Company was to grant stock options to senior management as an additional form of compensation for services rendered. In accordance with this philosophy, senior management normally would receive option grants each year except that Mr. West, the Chairman, Chief Executive Officer and largest shareholder of the Company, has never received stock option grants from the Company.

                         Stock option grants are viewed by the Committee as an
                    important means of aligning the interest of management and employees with shareholders. The Company implemented changes in its stock option plans and related plans at the end of 1997 that are intended to encourage long term stock ownership by employees and which tie vesting of stock options to financial performance by the Company. Beginning with stock options granted at the end of 1997, the stock options will vest at a rate of 50% when a specified earnings per share target is achieved and the remaining 50% when a second, higher specified earnings per share target is achieved. In any event, the options fully vest after seven years. The Company also adopted a stock ownership program that will make loan guarantees available for employees who exercise stock options and also permits a deferral plan for stock options. For 2000, the Committee recommended increasing the number of employees eligible for year-end stock options. Options were granted to 417 employees in 2000 as compared to 283 employees in 1999.

                    Application of Section 162(m)

                    Payments during 2000 to the Company's management employees as discussed above were made with regard to the provisions of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation." It is the Compensation Committee's intention to consider the deductibility of compensation under Section 162(m).

                             Compensation Committee

                                    Alfred P. West, Jr.

                                    William M. Doran
                                    Henry H. Porter, Jr.


Audit Committee     The Audit Committee of the SEI Investments Company Board of
Report              Directors (the "Audit Committee") is composed of two
                    independent directors and operates under a written charter adopted by the Board of Directors that complies with the rules adopted by the Nasdaq National Market (for a full copy of the written charter, see Exhibit A). The members of the Audit Committee are Henry H. Porter, Jr. (Chair) and Kathryn
                    M. McCarthy. The Audit Committee recommends to the Board of
                    Directors, subject to shareholders' ratification, the selection of the Company's independent accountants.

                         Management is responsible for the Company's internal
                    controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

                         In this context, the Audit Committee has met and held
                    discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

                         The Company's independent accountants also provided to
                    the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

                         Based upon the Audit Committee's discussion with
                    management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                               Audit Committee

                                    Henry H. Porter, Jr. (Chair)
                                    Kathryn M. McCarthy


Compensation        Members of the Company's Compensation Committee are Messrs.
Committee           West, Doran and Porter. Mr. West is the Chief Executive
Interlocks and      Officer of the Company. Mr. Doran is a partner in the law
Insider             firm of Morgan, Lewis & Bockius LLP, which performed
Participation       services for the Company during the year ended December 31,
                    2000. The Company proposes to retain the services of such firm in 2001.

                    Stock Price Performance Graph

                    The Stock Price Performance Graph below compares the yearly percentage change in the cumulative total return (based upon changes in share prices) of the Company's Common Stock against the NASDAQ National Market System ("NASDAQ Market Index") and a peer industry group that consists of software, data processing companies (40%) and financial, fund management companies (60%). The percentage allocation for each industry group is based on the approximate percentage of the Company's revenue attributable to each line of business during the fiscal year ended December 31, 2000. The graph assumes a $100 investment on January 1, 1995 and the reinvestment of all dividends.


                    COMPARISON OF CUMULATIVE TOTAL RETURN OF SEI INVESTMENTS, INDUSTRY INDEX, AND NASDAQ MARKET INDEX

                                                   Fiscal Year Ending
Company/Index/Market          12/29/95  12/31/96  12/31/97  12/31/98  12/31/99  12/29/00
SEI Investments                 100.00    103.45    197.15    468.44    562.17   1594.31
Combined Group                  100.00    137.19    201.58    257.10    399.42    385.08
NASDAQ Market Index             100.00    124.27    152.00    214.39    378.12    237.66

(Proposal No. 2)           Ratification of Selection of Auditors

                           The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to be the Company's auditors for 2001. Although not required to do so, the Board of Directors has determined that it would be desirable to request ratification of this appointment by the shareholders of the Company. If such ratification is not received, the Board of Directors will reconsider the appointment. Representatives of Arthur Andersen LLP are expected to be available at the 2001 Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

                                    The affirmative vote of a majority of the
                           votes cast at the 2001 Annual Meeting by the holders of the outstanding Shares is required for the ratification of this selection. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

                                    During 2000, Arthur Andersen LLP performed
                           certain non-audit services for the Company. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining Arthur Andersen's independence. A summary of the audit and non-audit fees paid to Arthur Andersen in 2000 is as follows:

                           Audit Fees - The aggregate fees billed by Arthur Andersen for professional services rendered for the audit and the reviews of the Company's financial statements was approximately $393,000.

                           FINANCIAL INFORMATION SYSTEMS DESIGN AND
                           IMPLEMENTATION FEES - The aggregate fees billed by Arthur Andersen for professional services relating to financial information system design and implementation fees was approximately $1,022,000.

                           All Other Fees - The aggregate fees billed to the Company by Arthur Andersen for all other services, including audit fees related to the Company's mutual funds, was approximately $937,000.


                           Other Matters

                           As of the date of this Proxy Statement, management knows of no other matters to be presented for action at the 2001 Annual Meeting. However, if any further business should properly come before the 2001 Annual Meeting, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

                           Section 16(a) Beneficial Ownership Reporting
                           Compliance

                           Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock and any other equity securities with the Securities and Exchange Commission and the NASD. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

                                    Based solely on its review of the copies of
                           Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, the Company believes that all its executive officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them during 2000.

                           Solicitation of Proxies

                           The accompanying proxy card is solicited on behalf of the Board of Directors of the Company. Following the original mailing of the proxy materials, proxies may be solicited personally by officers and employees of the Company, who will not receive additional compensation for these services. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of Shares.

                           Proposals of Shareholders

                           Proposals which shareholders intend to present at the next annual meeting of Shareholders of the Company must be received by the Secretary of the Company at its principal offices (Oaks, PA 19456-1100) no later than December 23, 2001.

                           Additional Information

                           The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's 2000 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Such written requests should be directed to Murray A. Louis, Vice President, at the Company's principal offices.

                                                                       EXHIBIT A
                                                                       ---------

                             SEI INVESTMENTS COMPANY

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


A.   PURPOSE; POWERS

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. In that regard, this Charter recognizes that the independent auditor is ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee's primary duties and responsibilities are to:

     (a) Serve as an independent and objective party to monitor the integrity of the Company's financial reporting process, systems of internal financial controls.

     (b) Monitor the independence and performance of the Company's independent auditors and internal auditing activities.

     (c) Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing activities and the Board of Directors.

Consistent with these duties and functions, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. In addition, the Audit Committee shall have the authority and responsibility to select, evaluate and replace the independent auditor.

The Audit Committee has the authority to retain at the Company's expense special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties and responsibilities. The Audit Committee also has the authority to conduct any investigation it deems necessary in fulfilling its duties and responsibilities.

B.   COMPOSITION

The Audit Committee shall be comprised of two or more directors (after June 2001, three or more directors), as determined by the Board. Every member of the Audit Committee shall be an independent--** non-executive director and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The Audit Committee members shall meet any applicable requirements of The National Association of Securities Dealers and/or any exchange on which securities of the Company are listed.

Each member of the Audit Committee shall be able to read and understand financial statements, including a company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in that member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Committee shall be elected by the Board as provided in the By-laws of the Company. The Chair of the Audit Committee shall be elected by the Board.

----------
**
-- See Appendix A

C.   MEETINGS

The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. Minutes of each meeting shall be prepared and sent to Committee members and to all members of the Board. Copies of the minutes may be provided to the independent auditors. As part of its job to foster open communication, the Committee should meet privately in executive session at least annually with management, the director of the internal auditing activities, the independent auditors and as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed privately.

D.   RESPONSIBILITIES

The Committee's primary responsibility is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. In addition, the Committee recognizes that financial management, including the internal audit staff, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

In carrying out its responsibilities, the Audit Committee shall:

     1. Review and update this Charter annually. Proposed revisions shall be submitted to the Board of Directors for approval and, if approved, published in accordance with the Securities and Exchange Commission's regulations.

     2. In consultation with the management, the independent auditors, and the internal audit staff, consider the integrity of the Company's financial reporting processes and controls.

     3. Review with financial management and the independent auditors the Company's annual audited financial statements and any financial reports or other financial information submitted to any governmental body or to the public prior to filing or distribution, including any certification, report, opinion, or review rendered by the independent auditors.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements on Form 10-Q prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the Audit Committee for purposes of this review.

     5.   Review the independent and internal auditors' audit plans.

     6. Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditing staff any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     7. Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

     8. Review and approve the overall scope of activities of the internal audit activities and approve the charters of any internal audit committees prior to submission to the Board for approval. All such documents shall be subject to the final approval of the Board. At the request of the Board, it shall also review codes of ethics, compliance guidelines and similar Company documents and provide comments to the Board.

     9. Review the independence and performance of the independent auditors, annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant, and review the fees and other compensation to be paid to the independent auditors.

     10. Be responsible for insuring receipt from the independent auditors of a formal written statement delineating all relationships and services between the independent auditors and the Company, consistent with Independence Standards Board Statement No. 1, which may affect objectivity and independence of the auditors and discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take or recommend that the full Board take, appropriate action to address the independence of the outside auditors.

     11. Report to the Board at each Board meeting regarding Audit Committee activities, recommendations and plans.

E.   INFORMATION TO BE PROVIDED

The Chief Financial Officer and Chief Accounting Officer of the Company shall provide to each member of the Audit Committee, promptly after receipt by the Company, copies of all external audits of the Company or any part thereof, management letters, regulatory examinations and compliance reports and any responses prepared by the Company.

F.   AMENDMENTS

This Charter may be amended by the Audit Committee with the approval of the Board of Directors.

                                   Appendix A
                                   ----------

"Independent Director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     (b) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     (d) a director who is a partner in, or controlling shareholder or an executive officer of any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five (5%) percent of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

     (e) a director, who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

                                SEI INVESTMENTS


      ARGENTINA  CANADA  FRANCE  HONG KONG  IRELAND  MEXICO

     SOUTH AFRICA  SOUTH KOREA  UNITED KINGDOM  UNITED STATES

                          [Form of front of proxy card]

PROXY                       SEI INVESTMENTS COMPANY                        PROXY

           This proxy is solicited on behalf of the Board of Directors

     The undersigned shareholder of SEI Investments Company (the "Company") hereby appoints Lydia A. Gavalis and Sherry A. Kajdan, or either of them (with full power to act alone in the absence of the other and with full power of substitution in each), the proxy or proxies of the undersigned, and hereby authorizes either of them to represent and to vote as designated on the reverse, all Shares of Common Stock of the Company held of record by the undersigned at the close of business on April 12, 2001, at the Annual Meeting of Shareholders to be held on May 29, 2001, and at any adjournments thereof.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          [Form of back of proxy card]

                        Annual Meeting of Shareholders of

                             SEI INVESTMENTS COMPANY
                                  May 29, 2001

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card back as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number and the proxy card available when you access the web page.

YOUR CONTROL NUMBER IS --------------->

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example

              Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

1.   Election of Directors

         FOR  ALL      WITHHOLD ALL         Nominees:  Alfred P. West, Jr,
                                                       William M. Doran

2. Ratification of the selection of Arthur Andersen LLP, as the Company's auditors for 2001.

         FOR    AGAINST   ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Receipt of notice of said meeting and the Proxy Statement of SEI Investments Company accompanying the same is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

CHECK HERE FOR ADDRESS CHANGE
CHECK HERE IF YOU PLAN TO ATTEND THE MEETING

Signature ________________  Date ______  Signature ________________  Date ______

Note: Please sign exactly as name appears hereon. When Shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person